THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO
                         RULE 901(D) OF REGULATION S-T

As filed with the Securities and Exchange Commission on March 30, 1994

                                                 REGISTRATION NO. ______________
________________________________________________________________________________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           The Securities Act of 1933

                         OLD KENT FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Michigan                          38-1986608
State or other jurisdiction of             (IRS Employer
incorporation or organization)          Identification No.)

              One Vandenberg Center, Grand Rapids, Michigan 49503
               (Address of principal executive offices, zip code)

                             EXECUTIVE THRIFT PLAN
                            (Full title of the plan)

Richard W. Wroten                        Gordon R. Lewis
Executive Vice President        With     Warner, Norcross & Judd
and Chief Financial Officer     a copy   900 Old Kent Building
Old Kent Financial Corporation  To:      111 Lyon Street, N.W.
One Vandenberg Center                    Grand Rapids, Michigan 49503-2489
Grand Rapids, Michigan 49503-2489
                    (Name and address of agent for service)

                                 (616) 771-5808
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
Title of                           Maximum        Maximum        Amount of
Securities to         Amount to be Offering Price Aggregate      Registration
be Registered         Registered   Per Unit       Offering Price Fee

Deferred Compensation   $5,000,000   N.A.         $5,000,000     $1,724.13
Obligations
________________________________________________________________________________
________________________________________________________________________________

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a)  The registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          All documents subsequently filed by the registrant pursuant to
Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


Item 4.   Description of Securities.

          This registration statement registers the financial obligations ("Deferred Compensation Obligations") of Old Kent Financial Corporation ("Registrant" or "Old Kent") to Participants in the Old Kent Executive Thrift Plan (the "Plan"). The Plan is filed as Exhibit 4 to this registration statement. The description in this Item 4 is a summary only and is qualified in its entirety by reference to the Plan. Capitalized terms used in this description are defined in the Plan and shall have the same meaning in this description.


          The Plan is designed to provide supplemental retirement savings opportunities for a select group of management and highly compensated employees. The Plan is a nonqualified deferred compensation program allowing deferral of income in excess of limits applicable to plans qualified under Section 401(a) of the Internal Revenue Code. Because of restrictions imposed by ERISA, the Plan is unfunded.

          The Plan is related to the Old Kent Thrift Plan, a qualified 401(k) plan (the "Qualified Plan"). It is designed to provide to highly compensated and management employees substantially the same benefits as such employees would



                                      -2-
have received through participation in the Qualified Plan, but for the limitations imposed by ERISA and the Internal Revenue Code. The Plan permits each Participant, before each year begins, to elect irrevocably to defer up to 16% of compensation, reduced by all pre-tax contributions made under the Qualified Plan. Matching credits are made by the Registrant or any of its subsidiaries employing one or more Participants in the Plan (individually referred to as a "Participating Employer"). Matching credits will accrue on amounts deferred under the Plan at the same rate as in the Qualified Plan, reduced by all matching contributions credited to the Participant under the Qualified Plan. Each Participant's benefit under the Plan, therefore, will be the sum of the Participant's elective deferrals, matching credits, and earnings credits.

          A Participant's benefit will be payable upon termination of employment with the Participating Employer for any reason. At the time of initial participation in the Plan, each Participant is required to elect irrevocably either a lump sum payment or a payment in annual installments of up to 10. At the time of initial participation, a Participant may elect a different form of payment to a designated beneficiary upon the death of the Participant. The payment will begin on March 1 following the end of the calendar year in which the Participant's employment terminates.

          The Plan operates through accounting entries on the Registrant's books. The Registrant establishes an account for each Participant. Each Participant's elective deferral and the Participating Employer's matching amount is then credited to each Participant's account. Participants under the Plan are general, unsecured creditors of the Registrant. No Participant may sell, transfer, assign or alienate the Registrant's obligations under the Plan.

          In addition to the Participant's elective deferral and the Participating Employer's matching amount, each Participant's account is credited with earnings credits. Each Participant may elect to have earnings credited to his or her account under the Plan as if the account balance had been invested, as directed by the Participant, in any one or combination of certain funds maintained under the Qualified Plan as further described herein. These funds are invested in various investment vehicles, none of which involve securities issued by the Registrant.


          Pursuant to the terms of the Plan, the Registrant may, but is not so required, establish a so-called "rabbi" trust. The trust, if established, will accumulate assets to provide the Registrant with a source of funds to use in fulfilling its obligations under the Plan. The Registrant may, from time to time, contribute to the trust such amounts as shall be reasonably necessary to provide for all benefits payable under the Plan. The time of payment of any contributions will be determined by the Registrant.

          Old Kent Bank and Trust Company (the "Bank") will serve as trustee of the trust. Old Kent Bank and Trust Company is a direct wholly-owned subsidiary



                                      -3-
of the Registrant. As trustee, the Bank will invest and reinvest the assets of the trust as the Bank, in its discretion, may deem appropriate, subject to the terms of the trust agreement. The Bank may, but is not required to, invest the trust's assets in the same mutual funds used by the Registrant to calculate earnings credits under the Plan.

          In the event of insolvency of a Participating Employer, the Bank is required to hold the assets of the trust for the benefit of the general creditors of the Participating Employer. The chief executive officer and board of directors of the Participating Employer are required to give notice to the Bank upon the Participating Employer's insolvency. If the trustee receives such notice, or receives from any other person claiming to be a creditor of the Participating Employer, a written allegation that the Participating Employer is insolvent, the trustee is required to immediately commence insolvency administration and to independently determine whether such insolvency exists.

          The actual investment success with respect to the assets in the trust will in no way affect the benefits payable to Participants that have accrued under the Plan. Earnings credited to Participants' accounts under the Plan will be calculated on a hypothetical basis based on the rates of return of any one or combination of certain funds maintained under the Qualified Plan. These funds presently include:

          (1) The Savings Fund which consists of money market mutual funds and may consist of other investments such as short-term U.S.
     Government securities, prime grade commercial paper, passbook savings accounts, time certificates, saving receipts, certificates of deposit, and commingled funds invested in similar assets;

          (2) The Diversified Equity Fund which consists of a pooled stock fund. This fund is invested in a number of common stocks or securities convertible into common stocks; and

          (3) The Short Term Bond Fund which consists of high quality debt obligations, including money market instruments, and notes and bonds of domestic corporations, the U.S. Treasury and federal agencies.


          In the near future, a fourth fund, the Balanced Fund, will also be available for the purpose of determining Participants' earnings credits. The Balanced Fund consists entirely of the Kent Funds, a group of mutual funds, and seeks to provide an investment program of long-term growth.

          Any profits obtained through investments made by the trust, over and above the Registrant's obligations under the Plan, will be retained in the trust to pay the claims of future Participants or the Registrant's general creditors in the event of insolvency. The Registrant and Participating Employers, at all times, remains liable for the payment of benefits to Participants and will be responsible for any difference between its obligations under the Plan and funds



                                      -4-
available in the trust. Upon direction by the Registrant, the Bank will, from time to time, make payment out of the funds of the trust to Participants to pay benefits under the Plan. Alternatively, the Bank will make payment to the Registrant as reimbursement for the payment of Plan benefits by the Registrant.

          The trust agreement provides that Participants' interests in the trust may not be assigned, seized by legal process, transferred, or subject to the claims of the Participants' creditors in any way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of benefits payable, before actual receipt of the benefits or a right to receive benefits, is void and will not be recognized. The trust agreement also provides that the Participants have no interest in the assets or the funds of the trust beyond the right to receive payment of Plan benefits during periods of Participating Employers' solvency. During the periods of a Participating Employer's insolvency, the Participants' rights to assets of the trust will not be superior to the rights of any other general creditors of the Participating Employer.

          As of December 31, 1992, the total amount of outstanding Deferred Compensation Obligations under the Plan was $2,610,414. The total amount of Deferred Compensation Obligations that may be incurred under the Plan is not subject to any specific defined limit. The Registrant may amend or terminate the Plan at any time. Amendment or termination of the Plan may not reduce or revoke any Deferred Compensation Obligations owed to Participants at the time of amendment or termination.

          Deferred Compensation Obligations are denominated in dollars and cents in the currency of the United States of America. They are not certified and not quantified in units or shares.

          The Registrant is filing this registration statement because of uncertainty as to whether Deferred Compensation Obligations would or should be considered to be securities or to be subject to registration under the Securities Act of 1933. The filing of this registration statement is not an admission by the Registrant that Deferred Compensation Obligations are securities or are subject to the registration requirements of the Securities Act of 1933.



Item 5.   Interests of Named Experts and Counsel.

          Not applicable.


Item 6.   Indemnification of Directors and Officers.

          Old Kent's Restated Articles of Incorporation require indemnification of Old Kent's directors to the maximum extent permitted by the Michigan Business



                                      -5-
Corporation Act. The Restated Articles of Incorporation vest in Old Kent's board of directors the discretion to provide the same degree of indemnification to Old Kent's officers on a case-by-case basis. The following is a summary of the pertinent provisions of the Michigan Business Corporation Act.

          Sections 561-569 of the Michigan Business Corporation Act contain provisions governing the indemnification of officers and directors by Michigan corporations. That statute provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or serving another corporation or other enterprise at the request of the corporation, against expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Indemnification of expenses, including attorney fees, is allowed in derivative actions, except that no indemnification is allowed in respect of any claim, issue, or matter as to which such person shall have been found liable to the corporation unless a court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he or she is entitled to be indemnified against expenses, including attorney fees. A determination that the person to be indemnified meets the applicable standard of conduct may be made by a court, by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, by a majority vote of a committee designated by the board of directors consisting of two or more directors not parties to the action, suit, or proceeding, by independent legal counsel, or by the shareholders. Expenses may be paid in advance. A corporation may purchase indemnity insurance.

          Old Kent has insurance which provides liability coverage to directors and officers of Old Kent and its subsidiaries with respect to claims for any actual or alleged error, misstatement, misleading statement, act, or omission, or neglect or breach of duty by such directors or officers in the discharge of their duties solely in their capacity as directors or officers, individually or collectively, or any matter claimed against them solely by reason of their being such directors or officers. Except for losses for which Old Kent is required to indemnify the directors or officers, or for which Old Kent has, to the extent permitted by law, indemnified the directors or officers, this insurance contains customary exclusions from coverage.







                                      -6-
Item 7.   Exemption From Registration Claimed.

          Not Applicable.


Item 8.   Exhibits.

          The following exhibits have been filed as part of this registration statement:

          4         Old Kent Executive Thrift Plan
          5         Opinion of Counsel
          23(a)     Consent of Independent Certified Public Accountants
          23(b)     Consent of Counsel
          24        Powers of Attorney


Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i)  To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.






                                      -7-
               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.















                                      -8-
                                   SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids and the State of Michigan, on March 29, 1994.

                              OLD KENT FINANCIAL CORPORATION


                              By /s/ Richard W. Wroten
                                  Richard W. Wroten
                                  Executive Vice President and Chief Financial
                                    Officer (Principal Financial Officer,
                                    Principal Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities indicated.


     Date                          Name and Title


Date:  March 29, 1994              /s/ John M. Bissell*
                                   John M. Bissell
                                   Director


Date:  March 29, 1994              /s/ John D. Boyles*
                                   John D. Boyles
                                   Director



Date:  March 29, 1994              /s/ John C. Canepa*
                                   John C. Canepa
                                   Chairman of the Board,
                                     Chief Executive Officer, and
                                     Director (Principal Executive Officer)


Date:  March 29, 1994              /s/ Earl D. Holton*
                                   Earl D. Holton
                                   Director



                                      -9-
     Date                          Name and Title


Date:  March 29, 1994              /s/ Michael J. Jandernoa*
                                   Michael J. Jandernoa
                                   Director


Date:  March 29, 1994              /s/ John P. Keller*
                                   John P. Keller
                                   Director


Date:  March 29, 1994              /s/ Jerry K. Myers*
                                   Jerry K. Myers
                                   Director


Date:  March 29, 1994              /s/ William U. Parfet*
                                   William U. Parfet
                                   Director


Date:  March 29, 1994              /s/ Robert L. Sadler*
                                   Robert L. Sadler
                                   Vice Chairman of the Board and
                                     Director


Date:  March 29, 1994              /s/ Peter F. Secchia*
                                   Peter F. Secchia
                                   Director



Date:  March 29, 1994              /s/ B. P. Sherwood, III*
                                   B. P. Sherwood, III
                                   Vice Chairman of the Board,
                                     Treasurer, and Director


Date:  March 29, 1994              /s/ Martha L. Thornton*
                                   Martha L. Thornton
                                   Director


                                      -10-
     Date                          Name and Title


Date:  March 29, 1994              /s/ David J. Wagner*
                                   David J. Wagner
                                   President and Director


Date:  March 29, 1994              /s/ Richard W. Wroten
                                   Richard W. Wroten
                                   Executive Vice President and Chief Financial
                                     Officer (Principal Financial Officer,
                                     Principal Accounting Officer)

*By /s/ Richard W. Wroten
      Richard W. Wroten
    (Attorney-in-Fact)



































                                      -11-
                                 EXHIBIT INDEX


                                                                   Page
                                                                  Number

       4         Old Kent Executive Thrift Plan                     13

       5         Opinion of Counsel                                 26

       23(a)     Consent of Independent Certified Public            27
                 Accountants

       23(b)     Consent of Counsel (See Exhibit 5)                 26

       24        Powers of Attorney                                 28




































                                      -12-
                                   EXHIBIT 4

                         OLD KENT EXECUTIVE THRIFT PLAN


                                   ARTICLE 1

                             Establishment of Plan


1.1  Establishment of Plan.

     Old Kent Financial Corporation ("OKFC") hereby amends and restates the Old Kent Executive Thrift Plan, a supplemental nonqualified plan for a select group of management personnel employed by OKFC and any subsidiary of OKFC. This plan is intended to be a plan described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This plan is a nonqualified supplemental executive retirement program which is not subject to limitations in the Internal Revenue Code applicable to benefits which may be provided through a qualified, tax-exempt employee benefit plan established under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code").


1.2  Effective Date.

     The "Effective Date" of this restated plan is January 1, 1990, unless a provision of this plan specifies a different effective date. Each plan provision applies until the effective date of an amendment of that provision.


1.3  Application to Former Participants.

     Except to the extent it amends a provision of the plan which applies to former Participants or expressly states that it is applicable to former Participants, an amendment to this plan (including changes included in any restatement of the plan) shall not apply to a former Participant. If a former Participant returns to employment with the Employer after the effective date of an amendment and is designated as eligible to participate by OKFC, the Participant's rights under the plan shall be determined by the plan provisions as amended and in effect at that time.


                                   ARTICLE 2

                                  Definitions


2.1  Defined Terms.

     Defined terms are found at the following locations:


     Term                                          Location

     Administrator                                  2.2
     Agent for Service of Process                   2.3
     Beneficiary                                    2.4
     Code                                           1.1
     Compensation                                   4.1(d)

     Diversified Equity Fund                        5.4(a)(ii)
     Effective Date                                 1.2
     Elective Deferral Credits Account              5.1
     Employee                                       2.5
     Employer                                       2.6

     ERISA                                          1.1
     Matching Credits Account                       5.1
     OKFC                                           1.1
     Old Kent Thrift Plan                           2.7
     Participant                                    3.2

     Participating Compensation                     4.1(e)
     Plan Year                                      2.8
     Savings Fund                                   5.4(a)(i)
     Short Term Bond Fund                           5.4(a)(iii)
     Spouse                                         2.9

     Surviving Spouse                               2.10
     Valuation Date                                 2.11
     Valuation Period                               2.12


2.2  Administrator.

     "Administrator" means Old Kent Financial Corporation.


2.3  Agent for Service of Process.


     "Agent for Service of Process" means the Administrator or the individual designated by the Administrator.

2.4  Beneficiary.

     "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any benefits payable under this plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrator in the form approved by the Administrator. The Participant's Will is not effective for this purpose.



                                      -2-
     If a designation has not been properly completed and filed with the Administrator or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.


2.5  Employee.

     "Employee" means an individual employed by the Employer who receives compensation for personal services performed for the Employer that is subject to withholding for federal income tax purposes.


2.6  Employer.

     "Employer" means OKFC and any subsidiary of OKFC.


2.7  Old Kent Thrift Plan.

     "Old Kent Thrift Plan" means the qualified tax-exempt defined contribution plan established and maintained by Old Kent Financial Corporation under Code Sections 401(a) and 401(k).


2.8  Plan Year.

     "Plan Year" means the 12-month period beginning each January 1.


2.9  Spouse.

     "Spouse" means the husband or wife to whom the Participant is married on the date the benefit is scheduled to be paid, or payment is scheduled to begin. The legal existence of the spousal relationship shall be governed by the law of the state or other jurisdiction of domicile of the Participant.


2.10 Surviving Spouse.

     "Surviving Spouse" means the Spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and Spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for this plan that the Participant survived the Spouse.






                                      -3-
2.11 Valuation Date.

     "Valuation Date" means the last day of March, June, September and December.


2.12 Valuation Period.

     "Valuation Period" means any quarterly period of three months ending with the specified Valuation Date.


                                   ARTICLE 3

                                 Participation


3.1  Requirements.

     Only management or highly compensated Employees shall be eligible to participate in this plan after both of the following requirements are met:

     (a) One Year of Service. The Employee has completed a combined total of at least one year of service with OKFC and any other employer affiliated with OKFC, including service with an employer prior to affiliation with OKFC to the extent past service with that employer is granted by OKFC.

     (b)  Designation by OKFC.    The Employee is designated by OKFC as eligible
to participate.


3.2  Effective Date of Participation.

     An eligible Employee shall become a Participant ("Participant") on the date specified by OKFC. Each new Participant must complete the payroll deduction and election requirements specified in Articles 4 and 7.



3.3  Termination of Participation.

     A Participant's status as a Participant shall continue until the earlier of termination of employment or termination of the Participant's status as a Participant by OKFC. A former Participant may resume participation in the plan only upon redesignation as a Participant and as of the date specified by OKFC. Transfer of employment to OKFC or any subsidiary of OKFC shall not be treated as termination of employment and participation in this plan shall continue unless the Participant's status as a Participant is terminated by OKFC.





                                      -4-
3.4  Old Kent Thrift Plan Required.

     Participation in this plan shall be contingent upon participation in the Old Kent Thrift Plan. Elective deferrals under this plan for a Plan Year shall be permitted only after applicable limits on pre-tax amounts are reached in the Old Kent Thrift Plan for such year.


                                   ARTICLE 4

                    Elective Deferrals and Matching Credits


4.1  Elective Deferral Credits.

     (a) Payroll Deductions. Subject to the limitations specified herein, a Participant may elect to reduce Participating Compensation for a Plan Year through payroll deductions. Each payroll deduction will earn elective deferral credits in corresponding dollar amounts to be paid under this plan as deferred compensation for the Participant. The rate of the payroll deductions shall be a whole multiple of one percent (1%).

     (b) Maximum Amount. The Participant's payroll deductions elected pursuant to this plan for each payroll period shall not exceed 16% of Participating Compensation for the payroll period reduced by the sum of the Participant's contributions to the Old Kent Thrift Plan for that payroll period, if any. The limit of 16% of Participating Compensation less contributions to the Old Kent Thrift Plan also shall apply in the aggregate for each Plan Year.

     (c) Prior Irrevocable Election. The election of payroll deductions shall be made by the Participant on a form provided for that purpose prior to the beginning of each Plan Year and shall become irrevocable for each Plan Year as of the beginning of the Plan Year. A new Participant may make an initial irrevocable election of payroll deductions during the first 30 days of eligibility to participate and such election shall apply only to Participating Compensation earned following the date of the election. If a new Participant does not make an election during this 30 day period, the Participant may not make an election for the initial year of participation. An election of payroll deductions for a Plan Year shall be discontinued on the date the Participant's employment terminates. The Participant shall have no claim or right to payment of the amounts deferred by payroll deductions and shall be limited solely to the rights and benefits conferred under the terms of this plan. In no event shall an election to defer Compensation become effective sooner than the beginning of the next payroll period following the date of the written, irrevocable election or remain effective beyond the end of the Plan Year to which it applies.

     (d) Compensation. "Compensation" means base salary or wages paid to a Participant in any Plan Year for personal services performed for the Employer,




                                      -5-
including but not limited to vacation pay, holiday pay, retroactive pay increases, regular sick pay and other forms of remuneration included in base pay up to 40 hours per week.

          Excluded remuneration includes but is not limited to bonuses; lump-sum severance pay (other than vacation pay paid after employment terminates); commissions; shift differential; disability income pay; over 40 hours pay; ATM service pay; all payments in the form of contributions to or benefits paid from insurance (including imputed income from employer paid group term life insurance), workers' compensation or unemployment compensation programs; payments in the form of gifts or reimbursements for expenses; amounts paid with respect to this plan or any other plan of deferred compensation to which the Company contributes; and all other extraordinary and supplemental payments or compensation.

          Compensation means the amount defined herein before reduction by payroll deduction amounts, under this plan and other plans, which are not includable in the Participant's gross income.

     (e) Participating Compensation. "Participating Compensation" means Compensation received for services performed while a Participant, under the provisions of Article 3, during the Plan Year.


4.2  Matching Credits.

     The Participant shall earn a matching credit for each payroll period for which the Participant makes a payroll deduction pursuant to this plan and does not earn the maximum matching contribution for that payroll period in the Old Kent Thrift Plan. The matching credit for the payroll period shall be earned at the same rate that matching contributions are credited in the Old Kent Thrift Plan for that payroll period applied to the elective deferral credits in this plan, up to a maximum matching credit of 3% of Participating Compensation, reduced by the amount of any matching contribution credited to the Participant in the Old Kent Thrift Plan for the payroll period. The limit of 3% of Participating Compensation less contributions to the Old Kent Thrift Plan also shall apply in the aggregate for each Plan Year.



                                   ARTICLE 5

                          Accounting; Earnings Credits


5.1  Accounting Records.

     The Administrator shall maintain separate accounting records for each Participant. One accounting record, the Participant's "Elective Deferral



                                      -6-
Credits Account," shall be maintained for and credited with the Participant's elective deferral credits plus the earnings credits on the elective deferral credits described below. A separate accounting record, the Participant's "Matching Credits Account," shall be maintained with respect to matching credits for the Participant and earnings credits on the Participant's matching credits.


5.2  Timing of Credits.

     Elective deferral credits shall be credited to the Participant's Elective Deferral Credits Account as of the end of the month which includes the payroll dates on which the corresponding amounts were deducted from Participating Compensation. Matching credits shall be credited to the Participant's Matching Credits Account as of the end of the month which includes the payroll dates on which each matching credit was earned.


5.3  Earnings Credits and Debits.

     The amount credited to a Participant's Elective Deferral Credits Account and Matching Credits Account (including prior earnings credits) as of the beginning of each Valuation Period also shall be credited with an earnings credit or debit for such Valuation Period. The amount of the earnings credit shall be an adjustment on the Valuation Date equal to the increase or decrease which would have occurred if the value of the account as of the beginning of the Valuation Period increased by one-half of the monthly additions (elective deferral credits or matching credits, whichever applies) to the account as of the end of each month in the Valuation Period and reduced by the amount of any distribution during the Valuation Period had been invested in the fund at the beginning of the Valuation Period and withdrawn on the Valuation Date. For this purpose fund means the fund (or funds) chosen by the Participant to be the investment reference pursuant to Section 5.4.

     Earnings credits shall continue to accrue after a Participant's employment has terminated and until all amounts due hereunder have been paid in full. Earnings credits shall not apply to amounts paid or forfeited during a Valuation Period.



5.4  Funds.

     Effective January 1, 1991, earnings credits shall be measured and determined under the following rules:

     (a) Choices. Each Participant may direct that each of the Participant's accounts be treated as if invested in one or more of the following funds:





                                      -7-
          (i) Savings Fund. The "Savings Fund" which consists of investments similar to those in the savings fund offered in the Old Kent Thrift Plan.


         (ii) Diversified Equity Fund. The "Diversified Equity Fund" which consists of investment units in a fund similar to the diversified equity fund offered in the Old Kent Thrift Plan.


         (iii) Short Term Bond Fund. The "Short Term Bond Fund" which consists of investments similar to those in the short term bond fund offered in the Old Kent Thrift Plan.

     (b) Frequency. A Participant may change a direction with respect to existing account balances and with respect to future credits as of the first day of a Valuation Period. Any change in the investment reference by the Participant shall be effective not earlier than the first day of the next Valuation Period following the date on which the change is made.

     (c) Written Direction. The direction shall be made by the Participant on a form provided for that purpose at least 30 days prior to the first day of the Valuation Period. A direction shall be effective on the first day of the next Valuation Period only when signed by the Participant and filed with the Administrator, and the direction shall continue to be in effect until it is revoked or modified in the same manner.

     (d) No Written Direction. In the absence of written direction by a Participant, the Savings Fund shall be used as the investment reference for all of the Participant's accounts under this plan.

     (e) Additional Terms and Conditions. The Administrator may formulate additional terms and conditions for direction by the Participant as necessary or appropriate.


                                   ARTICLE 6

                                    Vesting



6.1  Elective Deferral Credits Account.

     The right to be paid an amount equal to the sum of the credits in the Participant's Elective Deferral Credits Account, including earnings credits in the account, shall not be subject to forfeiture for any reason.





                                      -8-
6.2  Earnings Credits in Matching Credits Account.

     The right to be paid an amount equal to the sum of the Participant's earnings credits in the Participant's Matching Credits Account shall not be subject to forfeiture for any reason.


6.3  Matching Credits.

     The right to be paid an amount equal to the sum of the Participant's matching credits in the Participant's Matching Credits Account shall be subject to forfeiture under either of the following circumstances:

     (a) Five Year Requirement. Matching credits shall be forfeited in the event of termination of employment for any reason other than death prior to completion of at least five years of service which would qualify as vesting credit service under the Old Kent Thrift Plan or attainment of age 55.

     (b) Forfeiture for Cause. Notwithstanding the Participant's age or length of service, if a Participant is discharged, or resigns, for cause, the right to payment of amounts identified as the Participant's matching credits shall be forfeited. The Participant shall be deemed to have been discharged or to have resigned for cause if the Participant's employment with the Employer terminates due to or in conjunction with the commission of any criminal act injurious to the Employer, any act evidencing fraud or dishonesty on the part of the Participant or any intentional damaging of the property, assets and/or business reputation of the Employer.

          The existence of cause shall be established by the Administrator. The determination by the Administrator shall be subject to a claims procedure substantially the same as the claims procedure available under the Old Kent Thrift Plan. If the existence of cause, as defined in the preceding paragraph, is determined by the Administrator subsequent to termination of the Participant's employment, such termination of employment retroactively shall be deemed to have been discharge or resignation for cause and to result in the specified forfeiture. In such event, the amount of the forfeiture may be offset against any amounts remaining unpaid pursuant to this plan and any excess which cannot be forfeited by offset may be recovered by OKFC from the Participant, the Participant's Beneficiary and/or the Participant's estate, legal representatives, heirs and assigns.












                                      -9-
                                   ARTICLE 7

                            Payments to Participants


7.1  Event of Distribution.

     If the Participant's employment terminates for any reason, all amounts credited to the Participant shall be distributed at the time and in the manner specified herein. A transfer of employment to OKFC or any subsidiary of OKFC is not a termination of employment.


7.2  Form of Payment.

     At the time of the initial irrevocable election to defer Compensation under this plan, each Participant shall irrevocably elect a form of payment. The following forms of payment may be elected by a Participant:

     (a) Lump Sum. A single lump-sum payment of the entire amount promised under this plan, or

     (b) Installments. Payment of the entire amount promised under this plan in not more than 10 annual installments.

     If the total amount to be distributed does not exceed $3,500, the Participant shall be paid a lump-sum payment under (a) above.

     If the Participant fails to make an election of a form of payment by the required date, the Participant shall be paid a lump-sum payment.


7.3  Amount of Payment.

     Except to the extent matching credits are forfeited under Article 6, the Participant shall be paid an amount which is the sum of the Participant's Elective Deferral Credits Account plus the Participant's Matching Credits Account and earnings credits in the Participant's Elective Deferral Credits Account and Matching Credits Account. The amount to be distributed shall be determined as follows:

     (a) Lump Sum. For a lump sum distribution, the total amount to be distributed shall be determined as of the Valuation Date preceding the date of payment.

     (b) Installments. If payment is in installments, the initial amount to be distributed shall be the total amount due as of the most recent Valuation Date preceding the initial payment divided by the number of installment payments




                                      -10-
elected. Future installments shall be determined by dividing the total amount remaining unpaid as of the most recent Valuation Date preceding the date of payment by the remaining number of annual installment payments.

     With respect to a lump-sum payment or each installment payment, there shall be no earnings credit or other adjustment except an applicable forfeiture, for the period from the Valuation Date preceding the date of payment to the date of payment.


7.4  Manner of Payment.

     Payments shall be paid wholly in cash directly by the Employer or indirectly through a grantor trust (owned or maintained by the Employer) to the Participant or the Participant's Beneficiary. If a trust is established, the Employer shall not be relieved of its obligation and liability to pay the benefits of this plan except to the extent payments are actually made from the trust.


7.5  Time of Payment.

     A lump-sum payment or an initial installment payment shall be made on March 1 following the end of the calendar year in which the Participant's employment terminates. Later installment payments shall be made on March 1 following the end of each subsequent calendar year until the total amount to be distributed under this plan is distributed.


7.6  Death.

     (a) Payment to Beneficiary. If the Participant dies prior to payment of all amounts due under the plan, payment of all remaining amounts shall be made to the Participant's Beneficiary. Payments to a Beneficiary following a Participant's death shall be in the form elected by the Participant and shall be made or shall begin on the date specified in Section 7.5. At the time of the initial irrevocable election to defer Compensation under this plan, the Participant may designate a form of payment following the Participant's death which is different from the form of payment during the Participant's lifetime.

     (b) Payment to Estate. If payment is to be made to the estate of a Participant, payment shall be made in a lump sum 90 days after the date of the Participant's death.

     (c) Generation-Skipping Transfer Tax. Notwithstanding any other provision in this plan or any related trust agreement, OKFC may withhold or direct the trustee to withhold any benefits payable to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined




                                      -11-
whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is payable by OKFC or the trustee and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits otherwise payable hereunder shall be reduced by an amount equal to the generation-skipping transfer tax and interest. Any benefits withheld shall be payable as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits payable to a Beneficiary can be fully determined pursuant to this paragraph.


                                   ARTICLE 8

                               General Provisions


8.1  Amendment; Termination.

     Old Kent Financial Corporation reserves the right to amend this plan prospectively or retroactively, or to terminate this plan, provided that an amendment or termination may not reduce or revoke the accrued amounts (less any applicable forfeitures) promised to be paid to Participants as of the later of the date of adoption of the amendment or the effective date of the amendment or termination.

     Upon termination of this plan, the accounts of affected Participants shall become nonforfeitable. The Participant's accounts shall be administered and distributed in accordance with the provisions of this plan.


8.2  Employment Relationship.

     Nothing in this plan shall be construed as creating a contract of employment between the Employer and any Participant or otherwise conferring upon any Participant or other person a legal right to continuation of employment or any rights other than those specified herein. This plan shall not limit or affect the right of the Employer to discharge or retire a Participant.


8.3  Rights Not Assignable.

     Except for designation of a Beneficiary, amounts promised hereunder shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in an amount promised shall not provide collateral or security for a debt of a




                                      -12-
Participant or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.


8.4  Unsecured Creditor Status.

     A Participant shall be an unsecured general creditor of the Employer as to the payment of any benefit under this plan. The right of any Participant or Beneficiary to be paid the amount promised in this plan shall be no greater than the right of any other general, unsecured creditor of the Employer.


8.5  No Trust or Fiduciary Relationship.

     Nothing contained in this plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.


8.6  Construction.

     The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in this plan. If a capitalized term is not defined in this plan, the term shall have, for purposes of this plan, the stated definitions of those terms in the Old Kent Thrift Plan as amended from time to time.


8.7  Unfunded Plan.

     This shall be an unfunded plan within the meaning of ERISA. Benefits provided herein shall consist solely of aggregate unfunded credits which are the sum of elective deferrals, matching credits and earnings credits and shall constitute only an unsecured contractual promise to pay in accordance with the terms of this plan by the Employer.






Rev. 1/14/91




                                      -13-
                                   EXHIBIT 5

                               OPINION OF COUNSEL

                                 March 29, 1994




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Old Kent Financial Corporation

      Executive Thrift Plan

Dear Ladies and Gentlemen:

          As general counsel for Old Kent Financial Corporation, a Michigan corporation (hereinafter called the "Company"), we have examined and are familiar with the Company's Executive Thrift Plan (the "Plan") and other corporate records and documents and have made such further examination as we have deemed necessary or advisable in order to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the Deferred Compensation Obligations of the Company under the Plan, when incurred in the manner described in its Form S-8 Registration Statement, are and will be legally issued, fully paid, non-assessable, binding obligations of the Company. It is further our opinion that the provisions of the Plan comply with all requirements of the Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.

          We hereby consent to the filing of this opinion and consent as an exhibit to the Registration Statement on Form S-8 covering the Deferred Compensation Obligations to be issued pursuant to the Executive Thrift Plan.


                                   WARNER, NORCROSS & JUDD


                                   By /s/ Gordon R. Lewis
                                       A Partner










                                   EXHIBIT 23(a)

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 18, 1994, included in Old Kent Financial Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this Registration Statement.



                                   /s/ Arthur Anderson & Company
                                   ARTHUR ANDERSON & COMPANY





Chicago, Illinois

March 29, 1994































                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ John M. Bissell
                                        John M. Bissell

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ John D. Boyles
                                        John D. Boyles

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ John C. Canepa
                                        John C. Canepa

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 25, 1994                        /s/ Earl D. Holton
                                        Earl D. Holton

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ Michael J. Jandernoa
                                        Michael J. Jandernoa

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ John P. Keller
                                        John P. Keller

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 25, 1994                        /s/ Jerry K. Myers
                                        Jerry K. Myers

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ William U. Parfet
                                        William U. Parfet

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ Robert L. Sadler
                                        Robert L. Sadler

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ Peter F. Secchia
                                        Peter F. Secchia

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ B. P. Sherwood, III
                                        B. P. Sherwood, III

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ Martha L. Thornton
                                        Martha L. Thornton

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 17, 1994                        /s/ David J. Wagner
                                        David J. Wagner

























                                             Executive Thrift Plan



                                   EXHIBIT 24

                               POWER OF ATTORNEY

          The undersigned appoints JOHN C. CANEPA, MARTIN J. ALLEN, JR., and RICHARD W. WROTEN or CHARLES W. JENNINGS, JR., and any of them severally, the undersigned's attorneys or attorney to execute in the undersigned's name and on behalf of the undersigned, in the undersigned's capacity as a director or officer, or both, as the case may be, of Old Kent Financial Corporation, a Form S-8 Registration Statement of Old Kent Financial Corporation for the Old Kent Executive Thrift Plan, all pre-effective and post-effective amendments to this registration statement, and all instruments necessary or incidental in connection with it, and to file the registration statement with the Securities and Exchange Commission. Each of the attorneys shall have the power and authority to do and perform in the name and on behalf of the undersigned, in all capacities, every act required or necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves the acts of the attorneys and each of them.

Date                                    Signature


January 4, 1994                         /s/ Richard W. Wroten
                                        Richard W. Wroten
                                        Officer